Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138884 on Form S-3 of our report dated March 12, 2007, relating to the financial statements of Deerfield Triarc Capital Corp. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Deerfield Triarc Capital Corp. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 12, 2007